                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ENVIRONMENTAL ELEMENTS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

EEC
   new
     vision

            new
              technology

                    innovative
                           solutions


                     NOTICE OF 2000 ANNUAL MEETING

                              AND PROXY STATEMENT

                                      FOR

                      ENVIRONMENTAL ELEMENTS CORPORATION

                                  IMPORTANT:
        PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

ENVIRONMENTAL
ELEMENTS
CORPORATION

                                            June 28, 2000




To Our Stockholders:

     You are cordially invited to attend this year's Annual Meeting of Stockholders, to be held Friday, July 28, 2000 at 9:00 a.m., at the Environmental Elements Corporation headquarters in Baltimore, Maryland. Holders of Common Stock will elect two directors for a three-year term and vote on the selection of auditors.

     In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy, and return it promptly in the enclosed envelope.


                                            Sincerely yours,




                                            Samuel T. Woodside
                                            Chairman

                      ENVIRONMENTAL ELEMENTS CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD FRIDAY, JULY 28, 2000



     To the Stockholders of Environmental Elements Corporation:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. (Eastern Daylight Time) on Friday, July 28, 2000 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:


     1. To elect two directors for a three-year term and until their successors are duly elected and qualified.

     2. To vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company's 2001 fiscal year.

     3. To transact such other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on June 2, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

     To assure representation of your shares, you are requested, whether or not you plan to be present at the meeting, to complete, date, sign, and return the accompanying proxy in the enclosed postage prepaid envelope.

     If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.


                                       By Order of the Board of Directors,




                                       John C. Nichols
                                       Secretary


Baltimore, Maryland
June 28, 2000

                                ENVIRONMENTAL
                                ELEMENTS
                                CORPORATION

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Friday, July 28, 2000 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

     This proxy statement and the enclosed form of proxy will be mailed to stockholders on or about June 28, 2000.

                      VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock at the close of business on June 2, 2000 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 7,118,595 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors, and regular employees of the Company, it may solicit proxies personally or by telephone or telegraph. The Company also intends to reimburse brokerage firms, banks, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

     The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for approval of the appointment of independent public accountants. Abstentions and broker non-votes have the effect of votes against such appointment and approval. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     It is important that your proxy be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                                    ITEM 1
                             ELECTION OF DIRECTORS


     The membership of the Company's Board of Directors is classified into three classes. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors has authority under the Company's bylaws to fill vacancies and to increase or decrease its size between annual meetings. The two directors serving in Class I, John C. Nichols, last elected at the 1997 Annual Meeting, and Barry Koh, appointed August 1, 1997, have terms expiring at the 2000 Annual Meeting.

     In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Nichols and Mr. Koh, who are recommended by the Board of Directors and have consented to be named and to serve if elected. The directors elected will hold office until the Annual Meeting in 2003, or until their successors are duly elected and qualified. If any nominee is unable to serve as a director, an event which management does not anticipate, the proxies reserve the right to vote for any substitute nominee proposed by the Board of Directors.

     Certain information regarding the nominees for election as directors at this year's Annual Meeting is set forth below.


                                      PRINCIPAL OCCUPATION                                   DIRECTOR
      NAME                         DURING THE PAST FIVE YEARS                                  SINCE          AGE
John C. Nichols    Secretary of the Company since July, 1983; Senior Vice                      1983           69
                   President of the Company from July, 1983 through June, 1996;
                   General Counsel of the Company from 1989 through March,
                   1994; President and Chief Executive Officer of Environmental
                   Elements Service Corporation, a subsidiary of the Company, from December, 1992 through June, 1994.

Barry Koh          Board member since August 1, 1997; Chief Executive Officer of               1997           61
                   B. Koh & Associates, Inc., a provider of consultation and project management services for environmental restoration and
                   radioactive waste management projects, since August 1991.
                         DIRECTORS CONTINUING IN OFFICE

     Certain information regarding members of the Board of Directors who are not standing for election at this year's Annual Meeting is set forth below.

                                                                                    CLASS AND
                                                                                     YEAR IN
                   PRINCIPAL OCCUPATION                              DIRECTOR      WHICH TERM
NAME               DURING THE PAST FIVE YEARS                          SINCE       WILL EXPIRE      AGE
Richard E. Hug     Chairman Emeritus since October 1, 1995; Chair-      1983        II 2001         65
                   man of the Board of the Company from 1988
                   through October 1, 1995; President and Chief
                   Executive Officer of the Company from 1983
                   through, respectively, 1988 and 1990.

                        (Listing continued on next page)

                                                                                                   CLASS AND
                                                                                                    YEAR IN
                                      PRINCIPAL OCCUPATION                           DIRECTOR     WHICH TERM
       NAME                        DURING THE PAST FIVE YEARS                          SINCE      WILL EXPIRE    AGE

F. Bradford Smith    Chairman of the Board from October 1, 1995 through March 10,      1983         III 2002     57
                     1997; Chief Financial Officer from March 29, 1996 through
                     March 31, 1997 and from 1983 through October, 1990; Chief
                     Executive Officer of the Company from 1990 through October 1,
                     1995; President of the Company from 1988 through 1995.

James S.Potts        Board member since August 1, 1997; Vice President -               1997         III 2002     55
                     Environment of Potomac Electric Power Company, a utility,
                     and responsible for environmental planning and compliance
                     with respect to the operation and maintenance of that
                     company's generating stations since April 1993.

Samuel T. Woodside   Elected Chairman of the Board on February 25, 2000; Board         1996         III 2002     47
                     member since December 12, 1996; President and Chief
                     Executive Officer of Energy Controls International, an energy controls manufacturer and service provider, since 1997;
                     President and Chief Executive Officer of E.I.L. Instruments,
                     Inc., an instrument distributor and manufacturer, from 1985 through 1997.

             CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

     During the last fiscal year, the Board of Directors held eight regular meetings and four telephonic meetings to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board of Director approval. Each Director attended 75% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. Three meetings of the Audit Committee, two meetings of the Compensation Committee, and one meeting of the Strategic Planning Committee were held during the 2000 fiscal year.

     The Audit Committee consists of Messrs. Potts, Hug, Woodside, and Smith. The Audit Committee is charged with reviewing and examining reports of management and of the Company's independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures; recommending the engagement and continuation of engagement of the Company's independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants.

     The Compensation Committee consists of Messrs. Woodside, Hug, Smith, and Koh. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company's incentive compensation and employee benefit programs (including stock option plans) and makes recommendations with respect to the establishment of new plans; and grants to eligible employees and other individuals options to purchase Common Stock of the Company in accordance with the terms of the applicable plan and interprets and administers such plans.

     The Strategic Planning Committee was reactivated by the Board of Directors during the last fiscal year. The Strategic Planning Committee, consisting of Messrs. Koh, Woodside and Smith, reviews and provides direction in setting and monitoring of long-term market positioning, organizational development and other corporate goals.

     The Company does not have a Nominating Committee.

     Outside directors receive an annual retainer of $12,000, paid in the form of the Common Stock of the Company, and fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended.

                              SECURITY OWNERSHIP

     The following table sets forth information, as of June 2, 2000 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 2, 2000 pursuant to stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company's Common Stock.


                                            SHARES OF COMMON STOCK    PERCENTAGE
NAME OF OWNER                                 BENEFICIALLY OWNED1      OF CLASS

Richard E. Hug                                     851,955               11.9%

F. Bradford Smith2                                 675,749                9.5%

State of Wisconsin Investment Board3               598,200                8.4%
   P.O. Box 7842
   Madison, Wisconsin 53707

Dimensional Fund Advisors Inc.4                    309,800                4.4%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

John C. Nichols                                    144,593                2.0%
S. Michael Dunseith5                                71,800                1.0%
James B. Sinclair6                                  30,000                  *
Samuel T. Woodside7                                 23,659                  *
John L. Sams8                                       15,000                  *
Barry Koh                                           14,012                  *
James S.Potts                                        7,679                  *
All directors and executive officers as a
group (9 persons)9                               1,834,447               25.8%

* Holdings represent less than 1% of the stock outstanding.

                         (Notes continued on next page.)

     1 Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227. Unless otherwise indicated, all shares are held with sole voting and sole investment power. The figures for Messrs. Dunseith and Sinclair exclude 8,057 and 11,145 shares, respectively, held for their accounts under the Company's 401(k) Retirement Savings Plan as of March 31, 2000.

     2 Includes 116,482 shares held by profit sharing plans of which Mr. Smith is co-trustee and beneficiary and held by a Uniform Gift to Minors Act Trust of which Mr. Smith's spouse is trustee. Excludes 115,000 shares as to which Mr. Smith has sole voting power, by irrevocable proxy with respect to 100,000 shares and revocable proxy with respect to 15,000 shares, and as to which he disclaims beneficial ownership.

     3 State of Wisconsin Investment Board has reported on an amended Schedule 13G filed on February 10, 2000, that it has sole voting power and sole dispositive power with respect to 598,200 shares.

     4 Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional") reported that it is deemed to have beneficial ownership of 309,800 shares of Environmental Elements Corporation stock as of that date, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     5 Mr. Dunseith resigned on March 27, 2000. His options to purchase 71,800 shares of Common Stock will expire on June 27, 2000.

     6 Represents options to purchase 30,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 2, 2000.

     7 Includes options to purchase 5,000 shares of Common Stock under the Option Plan which are exercisable within 60 days of June 2, 2000.

     8 Represents options to purchase 15,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 2, 2000.

     9 Excludes 19,484 shares represented by vested interests under the Company's 401(k) Retirement Savings Plan. Includes the 116,482 shares described in footnote 2, 71,800 shares described in footnote 5, 30,000 shares described in footnote 6, 5,000 shares described in footnote 7 and 15,000 shares described in footnote 8.





     During the last fiscal year, the Company, Messrs. Hug, Smith, Legg Mason, Inc., and Raymond A. Mason, were parties to a restrictive stock agreement providing the Company with the right to purchase their shares if they wanted to sell them. This agreement expired on May 24, 2000.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 2000, 1999, and 1998 to the Company's Chief Executive Officer, and to the executive officers of the Company. The table includes amounts deferred under the Company's Retirement Savings Plan in connection with services rendered during the period. Pursuant to the terms of incentive bonus plans put into effect by the Compensation Committee, no bonuses were paid in fiscal 2000.

                                                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                                                              LONG TERM
                                   --------------------------------------------------------      COMP.
                                                    ANNUAL COMPENSATION                         AWARDS
--------------------------------------------------------------------------------------------------------------------------
     NAME AND                         FISCAL                                                    OPTIONS       ALL OTHER
PRINCIPAL POSITION                     YEAR        SALARY         BONUS            OTHER          (#)        COMPENSATION
--------------------------------------------------------------------------------------------------------------------------
John L. Sams 1                         2000       $122,192             $0             $0         75,000           $504
President
--------------------------------------------------------------------------------------------------------------------------
James B. Sinclair2                     2000       $144,808             $0             $0              0         $2,851
Senior Vice President and Chief        1999       $124,615        $26,000             $0         25,000         $2,299
Financial Officer                      1998        $97,308        $15,000             $0         25,000           $792
--------------------------------------------------------------------------------------------------------------------------
E.H.Verdery3                           2000       $284,615             $0             $0              0        $25,029
Former Chairman of the Board and       1999       $248,846        $50,000             $0         49,600        $18,183
Chief Executive Officer                1998       $219,558        $30,000             $0              0         $3,286
--------------------------------------------------------------------------------------------------------------------------
S. Michael Dunseith4                   2000       $190,192             $0             $0              0         $3,705
Former Executive Vice President        1999       $174,615        $40,000             $0         29,000         $3,424
and Chief Operating Officer            1998       $165,000        $35,000             $0         35,000         $3,148
--------------------------------------------------------------------------------------------------------------------------

     1 Mr. John Sams was appointed to the position of President on February 25, 2000. He previously served as Senior Vice President Business Development from August 9, 1999 through February 24, 2000. Mr. Sams is 49 years of age. Of the options to purchase 75,000 shares granted to Mr. Sams the past fiscal year, 15,000 shares are exercisable within 60 days of June 2, 2000, and an additional 15,000 shares become exercisable on each of February 25, 2001, 2002, 2003 and 2004.

     2 Effective April 1, 1999, Mr. Sinclair became Senior Vice President Finance and Administration. He has served the Company in the capacity of Chief Financial Officer since May 19, 1997. Mr. Sinclair is 47 years of age. Of the option to purchase 25,000 shares granted to Mr. Sinclair the past fiscal year, 15,000 shares are currently exercisable, and an additional 5,000 shares become exercisable on each of September 4, 2000 and 2001. Of the option to purchase 25,000 shares granted in fiscal 1999, 15,000 shares are currently exercisable, and an additional 5,000 shares become exercisable on each of March 19, 2001 and 2002. All other compensation for Mr. Sinclair consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,233, $1,725 and $398, respectively, in fiscal 2000, 1999 and 1998; and payment of annual life insurance premiums of $618, $574 and $394, respectively, in fiscal 2000, 1999 and 1998.

     3 On February 25, 2000, Mr. Verdery resigned from the position of Chairman of the Board and Chief Executive Officer, President and Board Member. Pursuant to the Stock Option Plans, all of Mr. Verdery's options were terminated on May 25, 2000, three months after his employment terminated. All other compensation to Mr. Verdery consisted of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,645, $2,504, $2,466, respectively, in fiscal 2000, 1999 and 1998; and payment of annual life insurance premiums of $1,230, $929 and $820,respectively,in fiscal 2000, 1999 and 1998. And, on March 31, 2000, Mr. Verdery was paid $21,154 for vacation due for calendar year 2000.

     4 On March 28, 2000, Mr. Dunseith resigned from the position of Executive Vice President and Chief Operating Officer. All of his unexercised options will terminate on June 27, 2000 as follows: of the option to purchase 25,500 shares granted to Mr. Dunseith in fiscal 1997, 25,500 shares are exercisable within 60 days of June 2, 2000. Of the option to purchase 35,000 shares granted in fiscal 1997, 21,000 shares are currently exercisable; of the option to purchase 29,000 shares granted in fiscal 1999, 4,000 option shares were granted on April 24, 1998 of which 2,400 are currently exercisable; and 25,000 option shares were granted on March 19, 1999, of which 10,000 shares are currently exercisable. All other compensation to Mr. Dunseith consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,853, $2,619 and $2,475, respectively, in fiscal 2000, 1999 and 1998; and payment of annual life insurance premiums of $852, $805 and $673, respectively, in fiscal 2000, 1999 and 1998.

     Employment, Termination and Non-Competition Agreements

     The Company and Mr. Sams are parties to an employment agreement dated February 25, 2000 which provides that Mr. Sams as President receives: (i) an initial salary of $225,000 per year and a target cash incentive, from the Management Incentive Program, of 25% of his annual base salary for fiscal year 2001; (ii) an award of a 75,000 option to purchase the Company's Common Stock effective February 25, 2000 at an exercise price of $2.56 per share; and (iii) in the event of termination of this Agreement by the Company, a severance payment equal to one times the annual salary in effect in the month prior to termination. Mr. Sams is also bound to a non-competition covenant during the period of such severance payments.

     The Company and Mr. Verdery are parties to a Separation and Non-Competition Agreement dated February 25, 2000 by which Mr. Verdery resigned as an employee of the Company, and further resigned from the offices of the Chairman of the Board of Directors, President and Director of the Company and from all other offices of the Company and its subsidiaries effective February 25, 2000. Mr. Verdery's Agreement provides that he will receive severance pay based on his annual salary of $275,000 and benefits through March 31, 2001 and will be paid for all unused vacation, in the amount of $21,154, for calendar year 2000. Mr. Verdery is also bound to a non-competition covenant during the period of such severance payments.

     The Company and Mr. Dunseith are parties to a Separation, Release and Non-Competition Agreement dated April 11, 2000 by which Mr. Dunseith resigned as an employee of the Company and from the office of Executive Vice President and Chief Operating Officer of the Company and from all other offices of the Company and its subsidiaries, effective March 27, 2000. Mr. Dunseith's Agreement provides that he will receive severance pay based on his annual salary of $185,000 and benefits through December 31, 2000, and an additional three months salary and benefits in the same amounts as an initial severance payment. These severance payments will terminate on the earlier of the date which Mr.
Dunseith accepts full-time employment or March 31, 2001. Mr. Dunseith is bound to a non-competition covenant during the period of such severance payments.

     Retirement Plan

     The Company maintains a noncontributory Retirement Plan for Salaried Employees (the "Retirement Plan") which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"),and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee's retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant's earnings for the year, plus (ii) 1% of the participant's earnings for each year of service through December 31, 1988 in excess of the social security wage base,
 .65% of the participant's earnings for each year of service from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, "earnings" is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and "covered compensation" is defined for any Plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die or terminate employment after specified years of credited service.

Assuming that (1) the maximum compensation limitation for calendar year 1998 set forth in Section 415 of the Code remains the same; (2) the annual compensation for each individual named in the cash compen-sation table remains the same; (3) the covered compensation remains the same;
(4) the current retirement plan formula remains the same; and (5) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $53,997 for Mr. Sams and $62,814 for Mr. Sinclair.

Since Mr. Verdery and Mr. Dunseith have resigned, effective February 25, 2000 and March 28, 2000 respectively, and each individual will receive up to one year of severance pay from the date of termination which compensation (subject to limit) will count toward their pension benefit, their approximate vested pension at 65 would be $25,335 annually for Mr. Verdery and $24,753 for Mr. Dunseith.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information at March 31, 2000 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table.

------------------------------------------------------------------------------------------------------------------------------
                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------------
                            NUMBER OF                                                         POTENTIAL REALIZABLE VALUE
                            SECURITIES    PERCENT OF TOTAL                                            AT ASSUMED
                            UNDERLYING     OPTIONS/SARS       EXERCISE OR    EXPIRATION          ANNUAL RATES OF STOCK
                           OPTIONS/SARS     GRANTED TO          BASE PRICE     DATE              PRICE APPRECIATION FOR
                             GRANTED1      EMPLOYEES IN        ($/SHARE)2                           OPTION TERM2
NAME                           (#)          FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------
                                                                                                 5%($)            10%($)
------------------------------------------------------------------------------------------------------------------------------
John L. Sams                 75,000             100%             2.563          2/24/05          $53,108         $117,355
------------------------------------------------------------------------------------------------------------------------------
James B. Sinclair              None               0                N/A            N/A              N/A              N/A
------------------------------------------------------------------------------------------------------------------------------
E. H. Verdery                  None               0                N/A            N/A              N/A              N/A
------------------------------------------------------------------------------------------------------------------------------
S. Michael Dunseith            None               0                N/A            N/A              N/A              N/A
------------------------------------------------------------------------------------------------------------------------------

     1 Options granted (i) have a five-year term, subject to earlier termination in the event of termination of employment, and (ii) are exercisable immediately to the extent of twenty percent of the shares, with additional shares vesting at the rate of twenty percent per year over the four years following the grant, and
(iii) the exercise price of the options held by the executive officers is the market value of the Company's stock on the day preceding the date of grant.

     2 The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $53,108 and $117,355 with respect to the options expiring on February 24, 2005. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company's stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company's stock following option grant.

------------------------------------------------------------------------------------------------------------------------------
                                     OPTIONS EXERCISED IN 2000 AND 2000 YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS                  IN-THE-MONEY OPTIONS/SARS
                                                                 AT 2000 YEAR-END (#)              AT 2000 YEAR-END1($)
------------------------------------------------------------------------------------------------------------------------------
                           SHARES ACQUIRED      VALUE2
NAME                       ON EXERCISE (#)     REALIZED ($)  EXERCISABLE    UNEXERCISABLE     EXERCISABLE3      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
John L. Sams                      0                0           15,000           50,000               $0               $0
------------------------------------------------------------------------------------------------------------------------------
James B. Sinclair                 0                0           30,000           20,000               $0               $0
------------------------------------------------------------------------------------------------------------------------------
E. H. Verdery4                    0                0          219,840           29,760           $3,150               $0
------------------------------------------------------------------------------------------------------------------------------
S. Michael Dunseith5              0                0           71,800           35,700           $1,607               $0
------------------------------------------------------------------------------------------------------------------------------

     1 No executive officer exercised any options during the year ended March 31, 2000.

     2 Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year end was $2.188 per share. Options are "in-the-money" if the closing price of the Common Stock exceeds the exercise price of the options.

     3 Exercisable within 60 days of June 2, 2000.

     4 Mr. Verdery resigned on February 25, 2000; 25,000 option shares expired on May 12, 2000 and 224,600 option shares expired on May 25, 2000 which was 90 days after his resignation.

     5 Mr. Dunseith resigned on March 27, 2000; 8500 exercisable option shares expired May 9, 2000. Of the remaining 107,500; 71,800 are exercisable but will expire along with unexercisable options on June 27,2000, which is 90 days after his resignation.

                               PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Price Index (the "Broad Market"), and a peer group selected by the Company (the "Peer Group"). The Peer Group consists of BHA Group Holding, Crown Anderson, Dames Moore GP, EA Engineering, HACH Company, ITEQ, Inc., MFRI, Inc., and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's stock.


                      ENVIRONMENTAL ELEMENTS CORPORATION
                      Cumulative Total Stockholder Return

                                    [GRAPH]

            As of   3/95      3/96      3/97     3/98      3/99      3/00

EEC                100.0      61.5      65.4     153.8      92.3      67.3
Peer Group         100.0     104.1     131.7     205.1     104.8     105.0
Broad Market       100.0     128.9     151.2     220.0     256.9     299.3

     The following report of the Compensation Committee of the Board of Directors, together with the Performance Graph on the preceding page, shall not be deemed to be incorporated by reference into any prior or subsequent filings by the Company under the Securities Act of 1933 or the Securities Exchange
Act of 1934.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Principles for Executive Officers

     The Compensation Committee provides oversight of policies under which the Company's Chief Executive Officer and other executive officers are compensated.

     The philosophy of the Company is to have a total compensation structure, which compares favorably to the average compensation provided by the Company's principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of shareholder stock will be rewarded by bonuses such as will bring total compensation to the highest levels paid by competition.


     In setting executive officer base salaries and target bonuses for fiscal 2001, the Committee considered the recommendations of management, compensation paid to professional peers within the Company's competitors, the Committee's own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, compensation ranges were established and individual executive compensation within these ranges was determined based upon the individual's responsibilities and performance.

The Company's compensation program for executive officers is comprised of the following key compensation elements:

     1. Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and,with respect to each officer, the individual officer's experience and performance. All employees, including executive officers, are part of the Company's comprehensive structured job rating system. The rate ranges for this system are reviewed annually and revisions, if any, are determined by reference to the appropriate industry-related salary surveys and independent consultants' advice.

     2. Annual bonus incentives for each executive are targeted to produce incentive compensation more attractive than industry norms to reward achievement of the Company's profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward to executives for past performance through such bonus program appropriately places a substantial component of executives' pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. No bonuses were paid in fiscal 2000.

     3. Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to incentivize such recipients to attain mid- and longer-term increases in shareholder value. Options to purchase 75,000 shares were granted to John L. Sams in fiscal 2000.

     Basis of President's Compensation

     For the year ended March 31, 2000, Mr. Sams received total cash compensation of $122,192. Mr. Sams is a participant in the Company's Stock Option Plan. As with all management and salaried employees, Mr. Sams' compensation was derived from the Company's job rating system, analysis of industry, competitive practices, consultants' recommendations, his individual performance and the Company's performance.

   Long Term Incentive Plan

   The Long Term Incentive Plan for Mr.Verdery, approved by the Compensation Committee on April 24, 1998, which would have awarded up to 50,000 shares of Environmental Elements Corporation Common Stock based on stock price goals, terminated pursuant to its terms on February 25, 2000 without any award being made.

   This report is being submitted by the Compensation Committee:


                             Compensation Committee
                          Samuel T. Woodside {Chairman}
                                 Richard E. Hug
                                   Barry Koh
                               F. Bradford Smith

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 2000, Mr. Hug served on the Board's Compensation Committee. The Company leases office space in its headquarters building to a corporation of which Mr. Hug is a director and shareholder. During the fiscal year ended March 31, 2000, lease payments payable to the Company under the agreement of lease were $114,928. Management believes that the lease is on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the transaction described under the caption "Compensation Committee Interlocks and Insider Participation"on this page and the restrictive stock agreement described under the caption "Security Ownership" on page 4.


                                    ITEM 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants since the 1983 fiscal year. The Board of Directors has selected Arthur Andersen LLP to serve as the independent public accountants of the Company for the fiscal year ending March 31, 2001. This selection will be submitted for ratification at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instruction to the contrary, the shares represented by properly executed proxies will be voted in favor of the selection of Arthur Andersen LLP to serve as independent public accountants.

                                 ANNUAL REPORT


     The Annual Report to Stockholders (including financial statements) for the fiscal year ended March 31, 2000, together with a copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission but exclusive of exhibits, is available to all stockholders without charge by written request to the Office of the Secretary. The Company additionally undertakes to provide stockholders with copies of exhibits, at stockholder's expense, upon written request.

                                 OTHER MATTERS

     Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal years ended March 31, 2000 were made on a timely basis except the Form 3, Initial Statement of Beneficial Ownership of Securities, and the Form 5, Annual Statement of Beneficial Ownership of Securities, for Mr. John Sams, reporting his grant of options to purchase 75,000 shares of the Company's Common Stock, were not filed in a timely manner due to an administrative oversight.

     Deadline for Receipt of Stockholders Nominations and Proposals

     The Company's By-Laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 2001 Annual Meeting, the stockholder must deliver notice to the Secretary between May 2, 2001 and June 1, 2001. All stockholder proposals intended to be presented at the 2001 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

     Under regulations of the Securities and Exchange Commission, stockholder proposals must be received in writing by the Company on or before February 21, 2001 in order to be considered for inclusion in the proxy material for the 2001 Annual Meeting.


                                      By Order of the Board of Directors,


                                      John C. Nichols, Secretary



Baltimore, Maryland
June 28, 2000

                                ENVIRONMENTAL
                                ELEMENTS
                                CORPORATION

3700 Koppers Street . Baltimore, Maryland 21227 . (410) 368-7000 . www.eec1.com

ENVIRONMENTAL                        PROXY                   3700 Koopers Street
ELEMENTS                                                     Baltimore, MD 21227
CORPORATION
                         ANNUAL MEETING . JULY 28, 2000

     The undersigned hereby appoints Samuel T. Woodside and John C. Nichols, and each of them, as Proxies with the power to appoint his substitute, to represent and to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Elements Corporation, to be held on Friday, July 28, 2000, at 9:00 a.m., and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW

1. Proposal to elect Barry Koh and John C. Nichols as Directors for a three-year term ending in 2003.

     Barry Koh          ___ FOR     ___ AGAINST      ___ ABSTAIN
     John C. Nichols    ___ FOR     ___ AGAINST      ___ ABSTAIN


2. Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001.

     ___ FOR                ___ AGAINST                 ___ ABSTAIN

                                                 please sign on the reverse side

     This Proxy When Properly Executed Will Be Voted in the Manner Specified Herein By the Undersigned Stockholder. Unless Otherwise Specified, the Shares Will Be Voted for Proposals 1 and 2. In Their Discretion, the Proxies Are Authorized to Vote Upon Such Other Business That May Properly Come Before the Meeting.

     This Proxy Is Solicited on Behalf of the Board of Directors. It May Be Revoked Prior to Its Exercise.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN      Date
THIS PROXY CARD USING THE ENCLOSED ENVELOPE.         ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     Signature of Stockholder(s)


                                       NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. When shares are jointly owned, both owners should sign.

                           I plan to attend the Annual Meeting. ____ YES ____ NO